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                                                                    EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT

         We consent to incorporation by reference in the registration statement on Form S-3 of ProLogis Trust of our report dated March 1, 2001, relating to the consolidated balance sheet of Frigoscandia Holding AB and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended and to the reference to our firm under the heading "Experts" in the prospectus.



                                            /s/ KPMG




Stockholm, Sweden
June 22, 2001